 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
 _________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 4, 2015
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LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)
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DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 8.01	Other Events.
On February 4, 2015, the Board of Directors (the “Board”) of Levi Strauss & Co. (the “Company”) declared a one-time cash dividend of $1.33556 per share, for a total of approximately $50 million.  The dividend is payable to stockholders of record at the close of business on February 19, 2015.
The declaration of cash dividends in the future is subject to determination by the Board based on a number of factors, including the Company’s financial condition and compliance with the terms of the Company’s debt agreements. For these reasons, as well as others, there can be no assurance that the Board will declare additional cash dividends in the future.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	February 9, 2015	By:	/s/ WADE W. WEBSTER
		Name:	Wade W. Webster
		Title:	Vice President and Controller